N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Income Trust
Western Asset Emerging Markets Debt Fund

Item 77I (a): New or Amended Securities

In response to Sub-Items 77I (a), Western Asset Emerging Markets Debt
Fund, the Registrant incorporates by reference the supplement to the fund's Summary Prospectus and Prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16-491471).The Registrant also incorporates by reference Post-Effective Amendment No. 306 to Form N-1A filed on June 21, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-627805).